Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Manitex International, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

August 19, 2013, Manitex International, Inc. (“Manitex” or the “Company”), a Michigan corporation, announced that it purchased the assets of Sabre Manufacturing, LLC (“Sabre”) in exchange for (1) $13,000,000 in cash, and (2) 87,928 shares of the Company’s Common Stock, which was valued at $1,000,000 based on the average closing price of $11.37 per share for the ten consecutive trading days ending August 5, 2013.

The acquisition has been accounted for using purchase accounting in accordance with Financial Accounting Standard Codification “(ASC”) Section 805. The following Unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended December 31, 2012 gives effect to the Company’s purchase of Sabre. This Unaudited Pro Forma Condensed Consolidated Statement of Income assumes that this transaction was consummated on January 1, 2012. The Pro Forma Condensed Consolidated Balance Sheet presents the financial position of the Company as if the acquisition of Sabre occurred on June 30, 2013. The pro forma adjustments, which are based on available information and certain assumptions that the Company believes are reasonable under the circumstances, are applied to the historical financial statements of the Company. The pro forma allocation of the purchase price to the acquired assets and liabilities is based on an independent appraisal and other studies completed subsequent to the Sabre acquisition.

The Pro Forma Condensed Consolidated Financial Statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

This information should be read in conjunction with the Company’s previously filed Current Report on Form 8-K, dated August 21, 2013, the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and the historical financial statements and accompanying notes of Sabre included in this Current Report on Form 8-K/A.

Manitex International, Inc.

Unaudited Proforma Condensed Consolidated Balance Sheet

(In thousands)

	Manitex	Sabre	Proforma		Proforma
	June 30, 2013	June 30, 2013	Adjustments		June 30, 2013
ASSETS
Current assets
Cash	$3,171	$3,203	$(1,533	) E.	$4,841
Trade receivables (net)	38,097	153	—		38,250
Accounts receivable finance	204	—	—		204
Accounts receivable related parties	—	335	—		335
Other receivables	3,636	—	—		3,636
Inventory (net)	67,290	2,664	73	A.	70,027
Deferred tax asset	1,166	—	—		1,166
Prepaid expense and other	1,488	30	—		1,518

Total current assets	115,052	6,385	(1,460)		119,977

Accounts receivable finance	182	—	—		182
Total fixed assets (net)	10,187	1,442	49	A.	11,678
Intangible assets (net)	17,308	—	6,450	A.	23,758
Deferred tax asset	2,257	—	—		2,257
Goodwill	15,276	—	4,379	A.	19,655
Other long-term assets	108	—	206	F.	314

Total assets	$160,370	$7,827	$9,624		$177,821

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable—short term	$6,190	$16	$—		$6,206
Term loan—current portion			3,000	B.	3,000
Revolving credit facilities	1,302	—	—		1,302
Current portion of capital lease obligations	1,363	38	—		1,401
Accounts payable	26,443	1,081	—		27,524
Accounts payable related parties	544	580	(580	) G.	544
Accrued expenses	7,538	144	—		7,682
Other current liabilities	1,493	198			1,691

Total current liabilities	44,873	2,057	2,420		49,350
Long-term liabilities
Revolving term credit facilities	37,617	—	—		37,617
Deferred tax liability	4,304	—	—		4,304
Notes payable	2,345	4	—		2,349
Term loan			12,000	B.	12,000
Capital lease obligations	3,995	94	—		4,089
Deferred gain on sale of building	1,838	—	—		1,838
Other long-term liabilities	1,302	—	—		1,302

Total long-term liabilities	51,401	98	12,000		63,499

Total liabilities	96,274	2,155	14,420		112,849

Shareholders’ equity
Common Stock	53,329	—	1,000	C.	54,329
Paid in capital	1,276	—	—		1,276
Retained earnings	9,245	5,672	(5,796	) D.	9,121
Accumulated other comprehensive income	246	—	—		246

Total shareholders’ equity	64,096	5,672	(4,796)		64,972

Total liabilities and shareholders’ equity	$160,370	$7,827	$9,624		$177,821

Manitex International, Inc.

Unaudited Proforma Condensed Consolidated Statement of Income

(In thousands, except per share data)

	Manitex	Sabre			Proforma
	Six Months Ended	Six Months Ended	Proforma		Six Months Ended
	June 30, 2013	June 30, 2013	Adjustments		June 30, 2013
Net revenues	$122,120	$11,274	$—		$133,394
Cost of sales	99,624	8,938	(29	) H.	108,533

	22,496	2,336	29		24,861
Operating expenses
Research and development costs	1,418	—	—		1,418
Selling, general and administrative expense	13,217	1,087	203	I.	14,507

Total operating expenses	14,635	1,087	203		15,925
Operating income	7,861	1,249	(174)		8,936
Other income (expense)
Interest expense	(1,344)	(4)	(278	) J.	(1,626)
Foreign currency transaction (loss) gain	(52)	—	—		(52)
Other income	(9)	8	—		(1)

Total other expense	(1,405)	4	(278)		(1,679)

Income before income taxes	6,456	1,253	(452)		7,257
Provision for taxes on income	1,890	—	243	K.	2,133

Net income	$4,566	$1,253	$(695)		$5,124

Earnings per share:
Basic	$0.37				$0.41
Diluted	$0.37				$0.41
Weighted average common shares outstanding:
Basic	12,285,819		87,928	L.	12,373,747
Diluted	12,322,642		87,928	L.	12,410,570

Manitex International, Inc.

Unaudited Proforma Condensed Consolidated Statement of Income

(In thousands, except per share data)

	Manitex	Sabre			Proforma
	Year Ended	Year Ended	Proforma		Year Ended
	December 31, 2012	December 31, 2012	Adjustments		December 31, 2012
Net revenues	$205,249	$47,830	$—		$253,079
Cost of sales	164,785	40,127	13	M.	204,925

	40,464	7,703	(13)		48,154
Operating expenses
Research and development costs	2,457	—	—		2,457
Selling, general and administrative expense	23,548	3,482	585	N.	27,615

Total operating expenses	26,005	3,482	585		30,072
Operating income	14,459	4,221	(598)		18,082
Other income (expense)
Interest expense	(2,457)	(5)	(555	) O.	(3,017)
Foreign currency transaction (loss) gain	(110)		—		(110)
Other income	6	3	—		9

Total other expense	(2,561)	(2)	(555)		(3,118)

Income before income taxes	11,898	4,219	(1,153)		14,964
Provision for taxes on income	3,821	—	951	P.	4,772

Net income	$8,077	$4,219	$(2,104)		$10,192

Earnings per share:
Basic	$0.68				$0.85
Diluted	$0.68				$0.85
Weighted average common shares outstanding:
Basic	11,948,356		87,928	L.	12,036,284
Diluted	11,957,458		87,928	L.	12,045,386

Manitex International, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

In thousands except for share and per share data

Balance sheet

Pro forma adjustment to give effect to the purchase of Sabre for $14,000 as if the acquisition occurred on June 30, 2013 for the balance sheet presented and on January 1, 2012 for the income statements presented.

A.1 Consideration exchanged
Cash	$13,000
Manitex Stock (87,928 common shares at $11.373 per share)	1,000

$14,000
A.2 Intangible assets and Goodwill
Historic value of net assets acquired	$3,049
Fair market adjustment inventory	73
Fair market adjustment fixed assets	49
Amount assigned to intangible assets:
Trade names and trademarks	1,200
Customer relationships	5,200
Non-competition agreements	50
Goodwill	4,379

$14,000

In accordance with ASC 350 trade names and trademarks and goodwill which are indefinite lived assets are not amortized. Customer relationships and non-competition agreements are being amortized over 15 and 3.5 years, respectively.

B.	Pro forma adjustment to record $15,000 term loan which was the source for the cash used to purchase Sabre.
C.	Pro forma adjustment to record the shares issued in connection with purchase of Sabre.
D.	Pro forma adjustment to eliminate Sabre retained earnings at June 30,2013 and to record expenses directly associated with the acquisition, including audit, legal and consulting fees, and the corresponding income tax effect.
E.	Pro forma adjustment to record proceeds from the term loan net of fees paid, to record the payment of cash consideration to the seller, to eliminate Sabre cash not acquired and to record the cash impact related to pro forma adjustments to record expenses directly associated with the transaction and the corresponding income tax effect.
F.	Capitalized bank fees associated with the term loan net.
G.	Pro forma adjustment to eliminate liability not assumed.

Income Statement

H.	To record an adjustment for the difference between historical depreciation and depreciation calculated using the fair market value of the fixed assets acquired and the current useful lives.

I.	To record pro forma adjustments for amortization of customer relationships, non-competition agreements and capitalized bank fees related to the term loan.
J.	Pro forma adjustment to record additional interest expense on the term loan.
K.	Pro forma adjustment to reflect income taxes on Sabre pre-tax income and to record the tax impact on the above pro forma adjustments.
L.	To record shares issued in connection with Sabre purchase.
M.	To record adjustments for the difference between historical depreciation and depreciation calculated using the fair market value of the fixed assets acquired and the current useful lives and to write off the fair market inventory adjustment related to beginning inventory as the beginning inventory has been sold.
N.	To record pro forma adjustments for amortization of customer relationships, non-competition agreements and deferred bank fees related to the term loan and to record expenses directly associated with the acquisition including accounting, legal and consulting fees.
O.	Pro forma adjustment to record additional interest expense on the term loan.
p.	Pro forma adjustment to reflect income taxes on Sabre pre-tax income and to record the tax impact on the above pro forma adjustments.